Exhibit 99.1

IHEARTMEDIA, INC. REPORTS

RESULTS FOR 2015 FOURTH QUARTER AND FULL YEAR

San Antonio, TX, February 25, 2016 – iHeartMedia, Inc. (OTCBB: IHRT) today reported financial results for the fourth quarter and full year ended December 31, 2015.

“We continue to be pleased with our progress in transforming the company into a multi-platform, data-rich powerhouse, with our investments driving strong operating results,” said Bob Pittman, Chairman and Chief Executive Officer. “At iHeartMedia, the fast-blurring lines between digital and broadcast radio play to our strengths, and the CRB’s new rates will encourage the growth of digital streaming and help build a sustainable digital music marketplace to benefit artists, consumers and the rest of the music industry. We are building on our traditional media sales business by partnering with agencies and clients to launch major marketing initiatives enhanced by rich data and research insights across our core broadcast, live events and other businesses. At Outdoor, we continue to move forward in aligning our Americas and International portfolios to focus on our most attractive strategic opportunities, while tapping into new programmatic and data-learning trends that our advertising partners value highly.”

“With a strong fourth quarter performance, and excluding the impact from foreign exchange rates, we showed growth in both revenue and OIBDAN in 2015 across iHeartMedia, Americas outdoor and International outdoor, despite strong headwinds in certain overseas economies,” said Rich Bressler, President, Chief Operating Officer and Chief Financial Officer. “The strength of our operating business provides us with the flexibility to manage our capital structure in a prudent way. We continue to evaluate opportunities to strengthen our balance sheet as we focus on positioning iHeartMedia for long-term growth.”

Key Financial Highlights

The Company’s key financial highlights for the fourth quarter 2015 include:

•	Consolidated revenues increased 3% to $1.8 billion after adjusting for a $51 million impact from movements in foreign exchange rates. On a reported basis, consolidated revenue was flat.

•	iHeartMedia revenues increased $63 million, or 8%, excluding political revenue. On a reported basis, revenues increased $45 million, or 5%.

•	Americas outdoor revenues increased $7 million, or 2%, after adjusting for a $7 million impact from movements in foreign exchange rates. On a reported basis, revenues decreased less than 1%.

•	International outdoor revenues increased $14 million, or 3%, after adjusting for a $43 million impact from movements in foreign exchange rates. On a reported basis, revenues decreased $29 million, or 7%.

•	Other revenues increased $2 million, or 3%, excluding political revenue. On a reported basis, revenues decreased $13 million, or 21%.

•	OIBDAN[1] increased 1%, excluding the impact from movements in foreign exchange rates and decreased 1% on a reported basis.

Note: OIBDAN1 calculation excludes $3.8 million of incremental lease expense from sale-leaseback transactions related to the sale of certain broadcast communications tower sites and two office buildings and the amortization of deferred system implementation costs.

The Company’s key financial highlights for 2015 include:

•	Consolidated revenues increased 2% to $6.5 billion during 2015 compared to 2014 after adjusting for a $229 million impact from movements in foreign exchange rates. On a reported basis, consolidated revenue decreased 1%.

•	iHeartMedia revenues increased $155 million, or 5%, excluding political revenue. On a reported basis, revenues increased $123 million, or 4%.

•	Americas outdoor revenues increased $22 million, or 2%, after adjusting for a $23 million impact from movements in foreign exchange rates. On a reported basis, revenues decreased $2 million, or less than 1%.

•	International outdoor revenues increased $52 million, or 3%, after adjusting for a $206 million impact from movements in foreign exchange rates. On a reported basis, revenues decreased $153 million, or 10%.

•	Other revenues decreased $23 million, or 13%, excluding political revenue. On a reported basis, revenues decreased $48 million, or 23%.

•	OIBDAN[1] increased 1%, excluding the impact from movements in foreign exchange rates and decreased slightly on a reported basis.

Note: OIBDAN1 calculation excludes approximately $15.7 million of incremental lease expense from sale-leaseback transactions related to the sale of certain broadcast communications tower sites and two office buildings and the amortization of deferred system implementation costs.

Key Non-Financial Highlights

The Company’s recent key non-financial highlights include:

iHeartMedia

•	Surpassed 80 million iHeartRadio registered users, as of January 2016, growing 33% year-over-year. iHeartRadio’s total listening hours were up 30% over the fourth quarter of 2014, while downloads and upgrades increased to more than 850 million. Mobile listening was also higher, representing 66% of iHeartRadio’s total listening hours during the fourth quarter of 2015. Its social media footprint also continues to expand, reaching over 80 million users across its network, available on more than 80 unique device platforms.

•	Named to AdWeek’s “Hot List: The 24 Digital Brands, Startups and Games that Defined 2015,” with iHeartRadio ranked Hottest Music App of 2015 by its readership of advertising, marketing and brand executives.

•	Generated almost 11 billion social media impressions with the annual “iHeartRadio Jingle Ball 2015 Tour Presented by Capital One.” The record-setting level of social impressions from this year’s 11-city tour was bigger than last year, and surpassed the Big Game Halftime Show and the Academy Awards and nearly equaled the Grammy Awards.

•	The Copyright Royalty Board (CRB) set digital music rates for the next five years, which we believe will encourage a greater volume of streamed music and build a sustainable digital music marketplace that should benefit iHeartMedia, music companies and artists as well as fans.

•	Integrated iHeartMedia into the systems of STRATA – the leader in media buying and selling software – giving more than 1,000 advertising agencies access to iHeartMedia’s extensive digital inventory and the ability to reach iHeartMedia’s audiences through a customized solution.

•	Partnered with Mediaocean – the leading software platform for the advertising world – to integrate iHeartMedia into its Spectra platform so agencies can now seamlessly manage, research and buy local digital audio inventory across the iHeartMedia digital platform within one central system.

•	Introduced seven new iHeartRadio integrations with devices across home entertainment, home connectivity and wearable technology at the 2016 Consumer Electronics Show, including partnerships with Samsung, LG Smart ThinQ Hub, AppleTV, Firefox OX for Panasonic TVs and DTS.

•	Launched iHeartRadio Family, iHeartRadio’s first standalone streaming music and storytelling app, in partnership with Build-A-Bear Workshop, marking iHeartRadio’s first multi-app brand extension.

•	Partnered with Universal Music Group (UMG) to bring virtual reality performances and experiences to U.S. audiences for the first time at scale through multiple iHeartRadio events. Brands will have the opportunity to join UMG and iHeartMedia in developing, producing and distributing these virtual reality events that connect them to both artists and consumers.

•	Staged the second annual “iHeartRadio Fiesta Latina Presented by Sprint,” which was aired exclusively on Telemundo and streamed on Yahoo! Live, and the “iHeartRadio Fiesta Latina Pre-Party at La Villita Presented by Coors Light.” In addition to Sprint and Coors Light, other partners included Amtrak®, Creed, JCPenney, State Farm® and Ford Motor Company.

•	Signed an exclusive partnership with Bell Media, Canada’s leading media company and largest radio broadcaster, to bring the iHeartRadio brand to Canada through digital platforms, live events, auto dashboards and more in 2016 – further expanding iHeartRadio’s international reach.

Outdoor

•	Installed 43 new digital billboards during the fourth quarter (88 over the full year) in North America for an end-of-year total of 1,263 across 38 markets.

•	Secured the 15-year bus shelter advertising contract for the London Borough of Tower Hamlets that includes upgrading and replacing shelters across the borough and installing digital screens with built-in mobile interactivity.

•	Acquired Arqiva’s payphone business and announced plans to replace telephone boxes in London and across the UK with state-of-the-art kiosks to better serve advertisers and consumers.

•	Partnered with AT&T to provide enhanced audience data for out-of-home advertisers in the US. Marketers using Americas Outdoor’s network of displays and billboards now can determine the number of people who pass by a specific billboard or display and gather aggregated anonymous demographic data about these audiences.

•	Won a major contract renewal with SL (Stockholm Public Transport) to operate all metro, railway and bus shelter advertising throughout Stockholm – running for five years starting in January 2017, with a potential extension for four more years.

•	Retained the advertising contract for Sainsbury’s stores in the UK that includes upgrading 350 assets to digital, powered by Clear Channel’s intelligent content management system, Play iQ, to offer advertisers live availabilities and campaign reporting.

•	Launched the largest interactive digital out-of-home screen in Belgium – I-conic – a 140m2 screen in the center of Brussels.

•	Won the exclusive five-year contract to manage the bus-wrap advertising operations of one of Singapore’s local bus operators, Tower Transit Singapore, starting in May 2016.

Revenues, Operating Expenses and OIBDAN by Segment

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
(In thousands)	2015	2014		2015	2014
Revenue
iHM	$898,953	$854,310	5.2%	$3,284,320	$3,161,503	3.9%
Americas Outdoor	364,536	365,203	(0.2%)	1,349,021	1,350,623	(0.1%)
International Outdoor	407,529	436,806	(6.7%)	1,457,183	1,610,636	(9.5%)
Other	49,436	62,858	(21.4%)	164,296	212,676	(22.7%)
Eliminations	(2,875)	(3,380)		(13,304)	(16,905)

Consolidated revenue	$1,717,579	$1,715,797	0.1%	$6,241,516	$6,318,533	(1.2%)

Operating expenses[1,2]
iHM	$525,722	$499,206	5.3%	$2,024,755	$1,946,386	4.0%
Americas Outdoor	213,096	214,812	(0.8%)	830,636	839,412	(1.0%)
International Outdoor	313,070	322,270	(2.9%)	1,195,770	1,305,995	(8.4%)
Other	31,736	36,735	(13.6%)	123,145	146,457	(15.9%)
Eliminations	(2,875)	(3,380)		(13,304)	(16,905)

Consolidated operating expenses	$1,080,749	$1,069,643	1.0%	$4,161,002	$4,221,345	(1.4%)

OIBDAN[1]
iHM	$373,231	$355,104	5.1%	$1,259,565	$1,215,117	3.7%
Americas Outdoor	151,440	150,391	0.7%	518,385	511,211	1.4%
International Outdoor	94,459	114,536	(17.5%)	261,413	304,641	(14.2%)
Other	17,700	26,123	(32.2%)	41,151	66,219	(37.9%)
Corporate[1,3]	(78,322)	(83,859)		(298,668)	(308,232)

Consolidated OIBDAN[1]	$558,508	$562,295	(0.7%)	$1,781,846	$1,788,956	(0.4%)

Revenues, Operating Expenses and OIBDAN by Segment Excluding Movements in Foreign Exchange1

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
(In thousands)	2015	2014		2015	2014
Revenue[1]
iHM	$898,953	$854,310	5.2%	$3,284,320	$3,161,503	3.9%
Americas Outdoor	371,933	365,203	1.8%	1,372,446	1,350,623	1.6%
International Outdoor	450,743	436,806	3.2%	1,662,799	1,610,636	3.2%
Other	49,436	62,858	(21.4%)	164,296	212,676	(22.7%)
Eliminations	(2,875)	(3,380)		(13,304)	(16,905)

Consolidated revenue	$1,768,190	$1,715,797	3.1%	$6,470,557	$6,318,533	2.4%

Operating expenses[1,2]
iHM	$525,722	$499,206	5.3%	$2,024,755	$1,946,386	4.0%
Americas Outdoor	218,808	214,812	1.9%	849,778	839,412	1.2%
International Outdoor	348,275	322,270	8.1%	1,374,293	1,305,995	5.2%
Other	31,736	36,735	(13.6%)	123,145	146,457	(15.9%)
Eliminations	(2,875)	(3,380)		(13,304)	(16,905)

Consolidated operating expenses	$1,121,666	$1,069,643	4.9%	$4,358,667	$4,221,345	3.3%

OIBDAN[1]
iHM	$373,231	$355,104	5.1%	$1,259,565	$1,215,117	3.7%
Americas Outdoor	153,125	150,391	1.8%	522,668	511,211	2.2%
International Outdoor	102,468	114,536	(10.5%)	288,506	304,641	(5.3%)
Other	17,700	26,123	(32.2%)	41,151	66,219	(37.9%)
Corporate[1,4]	(78,686)	(83,859)		(302,208)	(308,232)

Consolidated OIBDAN	$567,838	$562,295	1.0%	$1,809,682	$1,788,956	1.2%

Certain prior period amounts have been reclassified to conform to the 2015 presentation of financials throughout the press release.

[1]	See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income (loss); (ii) revenues excluding effects of foreign exchange to revenues; (iii) expenses excluding lease expense arising from sale-leaseback transactions and other expenses to expenses; (iv) direct operating and SG&A expenses excluding effects of foreign exchange to expenses; (v) OIBDAN excluding effects of foreign exchange to OIBDAN; (vi) revenues excluding effects of political advertising revenues to revenues; (vii) corporate expenses excluding non-cash compensation expenses and other expenses to corporate expenses; and (viii) OIBDAN to net income (loss). See also the definition of OIBDAN under the Supplemental Disclosure section in this release.
[2]	The Company’s operating expenses include direct operating expenses and SG&A expenses and exclude lease expense arising from sale-leaseback transactions and amortization of deferred system implementation costs.
[3]	Includes Corporate for Clear Channel Outdoor Holdings, Inc. of $29 million and $33 million for the three months ended December 31, 2015 and 2014, respectively and $116 million and $131 million for the years ended December 31, 2015 and 2014, respectively.
[4]	Includes Corporate for Clear Channel Outdoor Holdings, Inc. of $29 million and $33 million for the three months ended December 31, 2015 and 2014, respectively and $120 million and $131 million for the years ended December 31, 2015 and 2014, respectively.

Full Year 2015 Results

Consolidated

Consolidated revenues increased 2% to $6.5 billion during 2015 compared to 2014 after adjusting for a $229 million impact from movements in foreign exchange rates. On a reported basis, consolidated revenue decreased 1%.

After adjusting for a $198 million impact of movements in foreign exchange rates, consolidated operating expenses increased $137 million, or 3%, in 2015. On a reported basis, consolidated operating expenses decreased $60 million, or 1%.

After adjusting for the movements in foreign exchange rates, the Company’s OIBDAN1 was up 1% in 2015 compared to 2014. Included in the 2015 OIBDAN1 were $29 million of operating expenses and $14 million of corporate expenses associated with the Company’s strategic revenue and efficiency initiatives, compared to $37 million and $34 million of such expenses in the prior year, respectively. Excluded from OIBDAN1 calculation is approximately $15.7 million of incremental lease expense from sale-leaseback transactions related to the sale of certain broadcast communications tower sites and two office buildings and the amortization of deferred system implementation costs. On a reported basis, OIBDAN1 was down slightly.

The Company’s consolidated net loss was $737 million in 2015 compared to a consolidated net loss of $762 million in 2014.

iHeartMedia

iHeartMedia revenues increased $123 million, or 4%, during 2015 compared to 2014 driven primarily by increases in our core radio business, both broadcast and digital, including the impact of marketing partnerships with our advertisers for live events, such as the iHeartRadio Music Festival, the iHeartRadio Music Awards, the iHeart Country Festival and Jingle Balls concert tour, trade and barter revenue, traffic and weather business and growth in our syndication business driven by growth in our news/talk format. Partially offsetting these increases were decreases in political advertising revenues as a result of 2015 not being a congressional election year.

Operating expenses increased $78 million, or 4%, during 2015 compared to 2014, primarily due to higher music license and performance royalties, higher lease expense as a result of the sale and subsequent leaseback of broadcast communication tower sites, higher barter and trade expenses and higher compensation related to higher revenue.

OIBDAN was up 4% to $1,260 million for 2015 compared to 2014, and included $12 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $20 million in 2014.

Americas Outdoor

Americas outdoor revenues increased $22 million, or 2%, during 2015 compared to 2014 after adjusting for a $23 million impact from movements in foreign exchange rates. Growth was driven primarily by an increase in revenues from digital billboards as a result of new deployments, as well as from our Spectacolor business, partially offset by lower advertising revenues from our static bulletins and posters, and our airports business. On a reported basis, revenues decreased $2 million.

Operating expenses increased $10 million, or 1%, during 2015 compared to 2014 after adjusting for a $19 million impact from movements in foreign exchange rates, primarily due to higher variable site lease expenses related to the increase in revenues. On a reported basis, operating expenses decreased $9 million, or 1%.

OIBDAN increased $11 million, or 2%, during 2015 compared to 2014, after adjusting for a $4 million impact from movements in foreign exchange rates. On a reported basis, OIBDAN increased $7 million, or 1%.

International Outdoor

International outdoor revenues increased $52 million, or 3%, during 2015 compared to 2014 after adjusting for a $206 million impact from movements in foreign exchange rates. Growth was driven primarily by strong performance in Europe and Australia. On a reported basis, revenues decreased $153 million, or 10%.

Operating expenses increased $68 million, or 5%, during 2015 compared to 2014 after adjusting for a $179 million impact from movements in foreign exchange rates, primarily as a result of higher variable costs associated with higher revenue, as well as higher spending on strategic efficiency initiatives. In addition, operating expenses of $11.4 million were recorded in the fourth quarter of 2015 to correct for accounting errors included in the results for our Netherlands subsidiary reported in prior years. On a reported basis, operating expenses decreased $110 million, or 8%.

OIBDAN decreased $16 million, or 5%, during 2015 compared to 2014 after adjusting for a $27 million impact from movements in foreign exchange rates. OIBDAN in 2015 includes $11 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $7 million in 2014. On a reported basis, OIBDAN decreased $43 million, or 14%.

Liquidity and Financial Position

For the year ended December 31, 2015, cash flow used in operating activities was $77 million, cash flow provided by investing activities totaled $30 million, cash flow provided by financing activities was $377 million, and the effect of exchange rate changes on cash totaled $15 million. The net increase in cash was $316 million.

Capital expenditures for the year ended December 31, 2015 were $296 million compared to $318 million in the year ended December 31, 2014. We estimate capital expenditures for 2016 to be between $300 million and $350 million.

During 2015, we entered into a sale-leaseback arrangement, in which we sold 376 of our broadcast communication tower sites and related assets for $370 million. Simultaneous with the sales, we entered into lease agreements for the continued use of space on 367 of the towers sold. Upon completion of the transactions, we realized a net gain of $211 million, of which $109 million was deferred and will be recognized over the lease term. The leases entered into as a part of these transactions are for a term of fifteen years and include three optional five-year renewal periods. On January 15, 2016, we completed the final closing for the sale of six of the Company’s broadcast communication tower sites and related assets for approximately $5.5 million. Simultaneous with the sales, we entered into lease agreements for the continued use of towers space.

During the year ended December 31, 2015, iHeartCommunications, Inc. (a subsidiary of iHeartMedia, Inc.) borrowed a net amount of $230 million under the Receivables Based Facility and used the borrowings for general corporate purposes.

On December 16, 2015, Clear Channel International B.V., one of our international subsidiaries, issued $225.0 million in aggregate principal amount of 8.75% Senior Notes due 2020 (the “Notes”). On December 20, 2016, the Board of Directors of Clear Channel Outdoor Holdings, Inc. (“CCOH”) declared a special dividend of $217.8 million (paid on January 7, 2016), using the net proceeds of the offering of the Notes. We received 90.1% of the dividend, or $196.3 million, with the remaining 9.9% or $21.5 million, paid to the public stockholders of CCOH.

As of December 31, 2015, we had approximately $773 million of cash on our balance sheet. Also, as of December 31, 2015, we had a borrowing base of $459.7 million under iHeartCommunications’ receivables based credit facility, had borrowed $230.0 million and had $43.9 million of outstanding letters of credit resulting in $185.8 million of excess availability. However, any incremental borrowings under iHeartCommunications’ receivables based credit facility may be further limited by the terms contained in iHeartCommunications’ material financing agreements.

In the first quarter of 2016, Americas outdoor sold nine non-strategic outdoor markets including Cleveland and Columbus, Ohio, Des Moines, Iowa, Ft. Smith, Arkansas, Memphis, Tennessee, Portland, Oregon, Reno, Nevada, Seattle, Washington and Wichita, Kansas for approximately $602 million in cash and certain advertising assets in Florida. These markets contributed approximately $105 million in revenue, approximately $48 million in OIBDAN in 2015 and approximately $29 million in Operating income.

On January 21, 2016, CCOH declared a special dividend of $540 million (paid on February 4, 2016), using proceeds relating to a $300 million demand on the intercompany note owed by iHeartCommunications to CCOH and a portion of the proceeds from the sale of the non-strategic domestic outdoor markets. We received approximately 90.1% of the dividend, or $486.5 million, with the remaining 9.9%, or $53.5 million, paid to the public stockholders of CCOH.

The senior secured credit facilities require iHeartMedia to comply on a quarterly basis with a financial covenant limiting the ratio of consolidated secured debt, net of cash and cash equivalents, to consolidated EBITDA (as defined by iHeartCommunications’ senior secured credit facilities) for the preceding four quarters. iHeartCommunications’ secured debt consists of the senior secured credit facilities, the receivables based credit facility, the priority guarantee notes and certain other secured subsidiary debt. As required by the definition of consolidated EBITDA in iHeartCommunications’ senior secured credit facilities, iHeartCommunications’ consolidated EBITDA for the preceding four quarters of $1.8 billion is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income, net plus share-based compensation and is further adjusted for the following items: (i) costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) extraordinary, non-recurring or unusual gains or losses or expenses and severance; (iii) non-cash charges; (iv) cash received from nonconsolidated affiliates; and (v) various other items.

The following table reflects a reconciliation of consolidated EBITDA (as defined by iHeartCommunications’ senior secured credit facilities) to operating income and net cash provided by operating activities for the four quarters ended December 31, 2015:

(In millions) Note numbers may not sum due to rounding	Four Quarters Ended December 31, 2015
Consolidated EBITDA (as defined by iHeartCommunications’ senior secured credit facilities)	$1,849.4
Less adjustments to consolidated EBITDA (as defined by iHeartCommunications’ senior secured credit facilities):
Costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees, and other permitted activities	(46.8)
Extraordinary, non-recurring or unusual gains or losses or expenses and severance (as referenced in the definition of consolidated EBITDA in iHeartCommunications’ senior secured credit facilities)	(20.5)
Non-cash charges	(21.8)
Other items	(0.9)
Less: Depreciation and amortization, Impairment charges, Other operating income, net, and Share-based compensation expense	(610.0)

Operating income	1,149.4
Plus: Depreciation and amortization, Impairment charges, Gain (loss) on disposal of operating and fixed assets, and Share-based compensation expense	599.4
Less: Interest expense	(1,805.5)
Less: Current income tax expense	(59.1)
Plus: Other income, net	13.1
Adjustments to reconcile consolidated net loss to net cash provided by operating activities (including Provision for doubtful accounts, Amortization of deferred financing charges and note discounts, net and Other reconciling items, net)	65.9
Change in assets and liabilities, net of assets acquired and liabilities assumed	(40.5)

Net cash provided by operating activities	$(77.3)

The maximum ratio permitted under this financial covenant was 8.75:1 for the four quarters ended December 31, 2015. At December 31, 2015, the ratio was 6.5:1.

Conference Call

iHeartMedia, Inc. along with its wholly owned subsidiary, iHeartCommunications, Inc., and its publicly traded subsidiary, Clear Channel Outdoor Holdings, Inc., will host a conference call to discuss results on February 25, 2016, at 8:30 a.m. Eastern Time. The conference call number is (866) 320-4708 (U.S. callers) and (651) 291-3820 (International callers) and the passcode for both is 385380. A live audio webcast of the conference call will also be available on the investor section of www.iheartmedia.com and www.clearchanneloutdoor.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 475-6701 (U.S. callers) and (320) 365-3844 (International callers) and the passcode for both is 385380. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

TABLE 1 – Financial Highlights of iHeartMedia, Inc. and Subsidiaries

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenue	$1,717,579	$1,715,797	$6,241,516	$6,318,533
Operating expenses:
Direct operating expenses	651,719	651,589	2,473,345	2,545,448
Selling, general and administrative expenses	432,237	418,194	1,701,555	1,676,125
Corporate expenses	83,142	87,227	315,564	320,331
Depreciation and amortization	168,824	186,100	673,991	710,898
Impairment charges	—	19,239	21,631	24,176
Other operating income (expense), net	(4,693)	(5,678)	94,001	40,031

Operating income	376,964	347,770	1,149,431	1,081,586
Interest expense	456,847	437,261	1,805,496	1,741,596
Loss on marketable securities	—	—	(4,421)	—
Equity in income (loss) of nonconsolidated affiliates	314	(29)	(902)	(9,416)
Gain (loss) on extinguishment of debt	—	12,912	(2,201)	(43,347)
Other income (expense), net	(5,070)	(7,211)	13,056	9,104

Loss before income taxes	(84,639)	(83,819)	(650,533)	(703,669)
Income tax benefit (expense)	(5,434)	33,654	(86,957)	(58,489)

Consolidated net loss	(90,073)	(50,165)	(737,490)	(762,158)
Less: Amount attributable to noncontrolling interest	3,199	17,923	17,131	31,603

Net loss attributable to the Company	$(93,272)	$(68,088)	$(754,621)	$(793,761)

For the three months ended December 31, 2015, foreign exchange rate movements decreased the Company’s revenues by $51 million and decreased direct operating expenses by $30 million and SG&A expenses by $11 million. For the year ended December 31, 2015, foreign exchange rate movements decreased the Company’s revenues by $229 million and decreased direct operating expenses by $147 million and SG&A expenses by $51 million.

TABLE 2 – Selected Balance Sheet Information

Selected balance sheet information for December 31, 2015 and December 31, 2014:

(In millions)	December 31,
	2015	2014
Cash	$772.7	$457.0
Total Current Assets	2,810.9	2,142.4
Net Property, Plant and Equipment	2,212.6	2,699.1
Total Assets	13,821.1	14,002.4
Current Liabilities (excluding current portion of long-term debt)	1,477.7	1,360.7
Long-term Debt (including current portion of long-term debt)	20,868.6	20,326.0
Shareholders’ Deficit	(10,606.7)	(9,665.2)

TABLE 3 – Total Debt

At December 31, 2015 and December 31, 2014, iHeartMedia, Inc. had total debt of:

(In millions)	December 31,	December 31,
	2015	2014
Senior Secured Credit Facilities	$6,300.0	$7,231.2
Receivables Based Facility	230.0	—
Priority Guarantee Notes	6,274.8	5,324.8
Subsidiary Revolving Credit Facility due 2018	—	—
Other Secured Subsidiary Debt	25.2	19.3

Total Secured Debt	12,830.0	12,575.3
Senior Notes due 2021	1,695.1	1,661.7
iHeartCommunications Legacy Notes	667.9	667.9
Senior Notes due 2018	730.0	730.0
Subsidiary Senior Notes due 2022	2,725.0	2,725.0
Subsidiary Senior Subordinated Notes due 2020	2,200.0	2,200.0
Subsidiary Senior Notes due 2020	225.0	—
Other Subsidiary Debt	0.2	1.0
Purchase accounting adjustments and original issue discount	(204.6)	(234.9)

Total long-term debt (including current portion of long-term debt)	$20,868.6	$20,326.0

The current portion of long-term debt was $182 million and $4 million as of December 31, 2015 and 2014, respectively.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three months and years ended December 31, 2015 and 2014. The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses, lease expense arising from sale-leaseback transactions and amortization of deferred system implementation costs as well as the following line items presented in its Statement of Comprehensive Loss: Income tax benefit; Other income (expense), net; Equity in earnings (loss) of nonconsolidated affiliates; Gain (loss) on marketable securities; Interest expense; Other operating income, net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and net income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures, equity compensation structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income and net loss, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.

In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally Europe, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis. A constant dollar basis (in which a foreign currency adjustment is made to translate our 2015 actual foreign revenues, expenses and OIBDAN in local currency to U.S. dollars using average 2014 foreign exchange rates) allows for comparison of operations independent of foreign exchange rate movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding the effects of foreign exchange to revenues; (iii) Expenses excluding lease expense arising from sale-leaseback transactions and other expenses to Expenses; (iv) Expenses excluding the effects of foreign exchange to expenses; (v) OIBDAN excluding the effects of foreign exchange to OIBDAN; (vi) Revenues excluding effects of political advertising revenue to revenues; (vii) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; and (viii) OIBDAN to net loss.

Reconciliation of OIBDAN for each segment to Consolidated Operating Income (Loss)

(In thousands)	Operating income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating (income) expense, net	Impairment charges	Sale- leaseback expense	Other adjustments	OIBDAN
Three Months Ended December 31, 2015
iHM	$309,515	$—	$60,509	$—	$—	$3,052	$155	$373,231
Americas Outdoor	98,500	—	52,940	—	—	—	—	151,440
International Outdoor	53,360	—	41,099	—	—	—	—	94,459
Other	12,487	—	5,213	—	—	—	—	17,700
Corporate	(92,205)	3,005	9,063	—	—	744	1,071	(78,322)
Other operating income, net	(4,693)	—	—	4,693	—	—	—	—

Consolidated	$376,964	$3,005	$168,824	$4,693	$—	$3,796	$1,226	$558,508

Three Months Ended December 31, 2014
iHM	$293,010	$—	$61,954	$—	$—	$—	$140	$355,104
Americas Outdoor	97,325	—	53,066	—	—	—	—	150,391
International Outdoor	60,388	—	54,148	—	—	—	—	114,536
Other	18,343	—	7,780	—	—	—	—	26,123
Impairment Charges	(19,239)	—	—	—	19,239	—	—	—
Corporate	(96,379)	2,651	9,152	—	—	—	717	(83,859)
Other operating expense, net	(5,678)	—	—	5,678	—	—	—	—

Consolidated	$347,770	$2,651	$186,100	$5,678	$19,239	$—	$857	$562,295

Year Ended December 31, 2015
iHM	$1,005,437	$—	$240,230	$—	$—	$13,299	$599	$1,259,565
Americas Outdoor	313,871	—	204,514	—	—	—	—	518,385
International Outdoor	95,353	—	166,060	—	—	—	—	261,413
Other	14,765	—	26,386	—	—	—	—	41,151
Impairment Charges	(21,631)	—	—	—	21,631	—	—	—
Corporate	(352,365)	10,923	36,801	—	—	2,384	3,589	(298,668)
Other operating income, net	94,001	—	—	(94,001)	—	—	—	—

Consolidated	$1,149,431	$10,923	$673,991	$(94,001)	$21,631	$15,683	$4,188	$1,781,846

Year Ended December 31, 2014
iHM	$974,031	$—	$240,868	$—	$—	$—	$218	$1,215,117
Americas Outdoor	307,283	—	203,928	—	—	—	—	511,211
International Outdoor	106,498	—	198,143	—	—	—	—	304,641
Other	32,676	—	33,543	—	—	—	—	66,219
Impairment Charges	(24,176)	—	—	—	24,176	—	—	—
Corporate	(354,757)	10,713	34,416	—	—	—	1,396	(308,232)
Other operating expense, net	40,031	—	—	(40,031)	—	—	—	—

Consolidated	$1,081,586	$10,713	$710,898	$(40,031)	$24,176	$—	$1,614	$1,788,956

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2015	2014		2015	2014
Consolidated revenue	$1,717,579	$1,715,797	0%	$6,241,516	$6,318,533	(1%)
Excluding: Foreign exchange decrease	50,611	—		229,041	—

Revenue excluding effects of foreign exchange	$1,768,190	$1,715,797	3%	$6,470,557	$6,318,533	2%

Americas Outdoor revenue	$364,536	$365,203	(0%)	$1,349,021	$1,350,623	(0%)
Excluding: Foreign exchange decrease	7,397	—		23,425	—

Americas Outdoor revenue excluding effects of foreign exchange	$371,933	$365,203	2%	$1,372,446	$1,350,623	2%

International Outdoor revenue	$407,529	$436,806	(7%)	$1,457,183	$1,610,636	(10%)
Excluding: Foreign exchange decrease	43,214	—		205,616	—

International Outdoor revenue excluding effects of foreign exchange	$450,743	$436,806	3%	$1,662,799	$1,610,636	3%

Reconciliation of Expenses excluding Lease expense arising from Sale-leaseback transactions and Other expenses to Expenses

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2015	2014		2015	2014
Consolidated expense	$1,083,956	$1,069,783	1%	$4,174,900	$4,221,573	(1%)
Excluding: Lease expense arising from sale-leaseback transactions	(3,052)	—		(13,299)	—
Excluding: Amortization of deferred system implementation costs	(155)	(140)		(599)	(218)
Eliminations	—	—		—	(10)

Expenses excluding lease expense arising from sale-leaseback transactions and other expenses to Expenses	$1,080,749	$1,069,643	1%	$4,161,002	$4,221,345	(1%)

iHM expense	$528,929	$499,346	6%	$2,038,653	$1,946,604	5%
Excluding: Lease expense arising from sale-leaseback transactions	(3,052)	—		(13,299)	—
Excluding: Amortization of deferred system implementation costs	(155)	(140)		(599)	(218)

iHM Expenses excluding lease expense arising from sale-leaseback transactions and other expenses to Expenses	$525,722	$499,206	5%	$2,024,755	$1,946,386	4%

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2015	2014		2015	2014
Consolidated expense	$1,083,956	$1,069,783	1%	$4,174,900	$4,221,573	(1%)
Excluding: Lease expense arising from sale-leaseback transactions	(3,052)	—		(13,299)	—
Excluding: Amortization of deferred system implementation costs	(155)	(140)		(599)	(218)
Excluding: Foreign exchange decrease	40,917	—		197,665	—
Eliminations	—	—		—	(10)

Consolidated expense excluding effects of foreign exchange	$1,121,666	$1,069,643	5%	$4,358,667	$4,221,345	3%

Americas Outdoor expense	$213,096	$214,812	(1%)	$830,636	$839,412	(1%)
Excluding: Foreign exchange decrease	5,712	—		19,142	—

Americas Outdoor expense excluding effects of foreign exchange	$218,808	$214,812	2%	$849,778	$839,412	1%

International Outdoor expense	$313,070	$322,270	(3%)	$1,195,770	$1,305,995	(8%)
Excluding: Foreign exchange decrease	35,205	—		178,523	—

International Outdoor expense excluding effects of foreign exchange	$348,275	$322,270	8%	$1,374,293	$1,305,995	5%

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2015	2014		2015	2014
Consolidated OIBDAN	$558,508	$562,295	(1%)	$1,781,846	$1,788,956	(0%)
Excluding: Foreign exchange decrease	9,330	—		27,836	—

OIBDAN excluding effects of foreign exchange	$567,838	$562,295	1%	$1,809,682	$1,788,956	1%

Americas Outdoor OIBDAN	$151,440	$150,391	1%	$518,385	$511,211	1%
Excluding: Foreign exchange decrease	1,685	—		4,283	—

Americas Outdoor OIBDAN excluding effects of foreign exchange	$153,125	$150,391	2%	$522,668	$511,211	2%

International Outdoor OIBDAN	$94,459	$114,536	(18%)	$261,413	$304,641	(14%)
Excluding: Foreign exchange decrease	8,009	—		27,093	—

International Outdoor OIBDAN excluding effects of foreign exchange	$102,468	$114,536	(11%)	$288,506	$304,641	(5%)

Corporate OIBDAN	$(78,322)	$(83,859)	(7%)	$(298,668)	$(308,232)	(3%)
Excluding: Foreign exchange decrease	(364)	—		(3,540)	—

Corporate OIBDAN excluding effects of foreign exchange	$(78,686)	$(83,859)	(6%)	$(302,208)	$(308,232)	(2%)

Reconciliation of Revenues excluding Effects of Political Advertising Revenue to Revenues

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2015	2014		2015	2014
Consolidated revenue	$1,717,579	$1,715,797	0%	$6,241,516	$6,318,533	(1%)
Excluding: Political revenue	(11,224)	(45,635)		(28,589)	(86,877)

Consolidated revenue excluding effects of political revenue	$1,706,355	$1,670,162	2%	$6,212,927	$6,231,656	(0%)

iHM revenue	$898,953	$854,310	5%	$3,284,320	$3,161,503	4%
Excluding: Political revenue	(7,957)	(26,466)		(19,923)	(51,708)

iHM revenue excluding effects of political revenue	$890,996	$827,844	8%	$3,264,397	$3,109,795	5%

Americas Outdoor revenue	$364,536	$365,203	(0%)	$1,349,021	$1,350,623	(0%)
Excluding: Political revenue	(820)	(1,760)		(3,352)	(4,658)

Americas Outdoor revenue excluding effects of political revenue	$363,716	$363,443	0%	$1,345,669	$1,345,965	(0%)

Other revenue	$49,436	$62,858	(21%)	$164,296	$212,676	(23%)
Excluding: Political revenue	(2,447)	(17,409)		(5,314)	(30,511)

Revenue excluding effects of political revenue	$46,989	$45,449	3%	$158,982	$182,165	(13%)

Reconciliation of Corporate Expenses excluding Non-cash compensation and Other expenses to Corporate Expenses

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2015	2014		2015	2014
Corporate Expense	$83,142	$87,227	(5%)	$315,564	$320,331	(1%)
Less: Non-cash compensation expense	(3,005)	(2,651)		(10,923)	(10,713)
Less: Amortization of system implementation costs	(1,071)	(717)		(3,589)	(1,396)
Less: Lease expense arising from sale-leaseback transactions	(744)	—		(2,384)	—
Less: Corporate eliminations	—	—		—	10

	$78,322	$83,859	(7%)	$298,668	$308,232	(3%)

Reconciliation of OIBDAN to Operating income for Americas outdoor markets sold

Year Ended December 31,
(In thousands)	2015
OIBDAN	$47,856
Less: Depreciation and amortization	19,195
Plus: Other operating income	806

Operating income	$29,467

Reconciliation of OIBDAN to Net Loss

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2015	2014		2015	2014
OIBDAN	$558,508	$562,295	(1%)	$1,781,846	$1,788,956	(0%)
Non-cash compensation expense	3,005	2,651		10,923	10,713
Depreciation and amortization	168,824	186,100		673,991	710,898
Impairment charges	—	19,239		21,631	24,176
Amortization of deferred system implementation costs	1,226	857		4,188	1,614
Lease expense arising from sale-leaseback transactions	3,796	—		15,683	—
Other operating income (expense), net	(4,693)	(5,678)		94,001	40,031

Operating income	376,964	347,770		1,149,431	1,081,586
Interest expense	456,847	437,261		1,805,496	1,741,596
Loss on marketable securities	—	—		(4,421)	—
Equity in earnings (loss) of nonconsolidated
affiliates	314	(29)		(902)	(9,416)
Gain (loss) on extinguishment of debt	—	12,912		(2,201)	(43,347)
Other income (expense), net	(5,070)	(7,211)		13,056	9,104

Loss before income taxes	(84,639)	(83,819)		(650,533)	(703,669)
Income tax benefit (expense)	(5,434)	33,654		(86,957)	(58,489)

Consolidated net loss	(90,073)	(50,165)		(737,490)	(762,158)
Less: Amount attributable to noncontrolling interest	3,199	17,923		17,131	31,603

Net loss attributable to the Company	$(93,272)	$(68,088)		$(754,621)	$(793,761)

About iHeartMedia, Inc.

iHeartMedia, Inc. (OTCBB: IHRT) is one of the leading global multi-platform media and entertainment companies specializing in radio, digital, out-of-home, mobile, live events, and on-demand entertainment and information services for local communities and providing premier opportunities for advertisers. Its iHeartMedia division has the largest reach of any radio or television outlet in America, serving over 150 local markets through 861 owned radio stations in addition to its iHeartRadio digital platform. Its publicly traded Clear Channel Outdoor Holdings, Inc. division (NYSE: CCO) is one of the world’s largest out-of-home advertising companies, with more than 640,000 displays in over 35 countries across five continents, including 43 of the 50 largest markets in the United States. More information is available at www.iheartmedia.com.

For further information, please contact:

Media

Wendy Goldberg

Executive Vice President – Communications

(212) 377-1105

Investors

Brian Coleman

Senior Vice President and Treasurer

(210) 832-3311

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries, including

iHeartMedia Capital I, LLC, iHeartCommunications, Inc. and Clear Channel Outdoor Holdings, Inc., to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the impact of the Company’s substantial indebtedness, including the effect of the Company’s leverage on its financial position and earnings; the Company’s ability to generate sufficient cash from operations or other liquidity-generating transactions to make payments on its indebtedness; weak or uncertain global economic conditions; changes in general economic and political conditions in the United States and in other countries in which the Company currently does business; industry conditions, including competition; the level of expenditures on advertising; legislative or regulatory requirements; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; capital expenditure requirements; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; the outcome of pending and future litigation; taxes and tax disputes; changes in interest rates; shifts in population and other demographics; access to capital markets and borrowed indebtedness; the Company’s ability to implement its business strategies; risks relating to the successful integration of the operations of acquired businesses; and risks that the Company may not achieve or sustain anticipated cost savings from strategic revenue and efficiency initiatives. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of iHeartMedia, Inc.’s, Clear Channel Outdoor Holdings, Inc.’s, iHeartMedia Capital I, LLC’s and iHeartCommunications, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.